UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2006
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in itsCharter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

145 Belmont Drive, Somerset, New Jersey, 08873
Address of principal executive offices, including zip code

(732) 271-9090
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 6, 2006, EMCORE Corporation (the “Company”) issued a press release disclosing a revenue shortfall for the fourth quarter of fiscal 2006. A copy of this press release is attached as Exhibit 99.1 to this Current Report.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  Furthermore, the information in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company has engaged in a voluntary review of its historical stock option grant procedures. The review was initiated by senior management and is being conducted by a Special Committee of the Board of Directors, comprised solely of independent directors, with the assistance of independent counsel and accounting experts. The review is ongoing and is not complete. The Company has informed the staff of the Securities and Exchange Commission of the Special Committee’s investigation.

Based on the ongoing review, senior management, in consultation with the Audit Committee of the Board of Directors, has concluded that it is likely that measurement dates for certain stock option grants differed from the recorded grant dates for such awards. At this time and based on the preliminary analysis available, the Company expects to record non-cash charges for stock-based compensation expense of approximately $24 million. The Company continues to analyze the impact of this issue, but believes it will result in non-cash charges that will principally affect fiscal years 2000-2003. The Company has also not yet determined the financial impact of any tax consequences related to these stock option grants, what remedial actions may be taken, nor the financial impact of any remedial actions taken. Accordingly, on November 6, 2006, senior management and the Audit Committee determined that the Company’s financial statements included in its annual and interim reports and any related reports of its independent registered public accounting firm, earnings press releases and similar communications previously issued by the Company for the periods beginning with fiscal year 2000 should no longer be relied upon.

The Audit Committee and senior management of the Company have discussed the matters disclosed in this Current Report with the Company’s independent registered public accountant, Deloitte & Touche LLP.

Item 8.01 Other Events.

Relocation of Company Headquarters to Albuquerque, New Mexico

The Company has announced that in light of the sale of its remaining operations in New Jersey in August 2006, in fiscal 2007 it will move its corporate headquarters to its 165,000 square foot campus in Albuquerque, New Mexico.

* * *
The foregoing contains forward-looking statements regarding the Company’s voluntary review of its historical stock option granting practices. These forward-looking statements are based on the Company’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including risks and uncertainties relating to developments in regulatory and legal guidance regarding stock option grants and accounting for such grants. For example, information may be learned and analysis may be undertaken concerning the Company’s historic stock option grants and accounting that may materially impact the Company’s financial statements or results. The Company’s review of its historical stock option grants is not complete. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

In addition, other factors, risks and uncertainties may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by the forward-looking statements contained herein. These include, but are not limited to the fact that financial results for the quarter are estimates that have not been finally reviewed and therefore remain subject to additional adjustments; the possibility that the Company, in consultation with the Company's independent registered public accountants or the SEC, will determine that the proper accounting for the Company's prior stock option grants differs from the accounting treatment upon which the assumptions and forward-looking statements in this Current Report are based; that the scope of the issues as to the timing and accuracy of measurement dates for option awards and the timing of formal corporate approvals may change; that the amount and timing of additional stock-based compensation expenses and other additional expenses to be recorded in connection with affected option grants may change; that our ability to file required reports with the SEC on a timely basis may be impaired; that our ability to meet the requirements of the Nasdaq National Market for continued listing of our shares may be impaired; that potential claims and proceedings may arise relating to such matters, including shareholder litigation and action by the SEC or other governmental agencies; that other actions may be taken or required as a result of review; that the anticipated accounting adjustments and other factors described above could have negative tax or other implications for the Company; and other factors described in EMCORE's filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated November 6, 2006, issued by EMCORE Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: November 6, 2006	By: /s/ Thomas G. Werthan Name: Thomas G. Werthan Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated November 6, 2006, issued by EMCORE Corporation.